UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

Arena Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-31161	23-2908305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6154 Nancy Ridge Drive, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 453-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 8.01 Other Events.

We are filing the following information for the purpose of updating certain aspects of our publicly disclosed description of our business contained in our other filings with the Securities and Exchange Commission.

Business Overview and Recent Developments

We are a biopharmaceutical company focused on delivering novel, transformational medicines with optimized pharmacology and pharmacokinetics to patients globally. Our internally-developed pipeline includes multiple potentially first- or best-in-class assets with broad clinical utility.

Our most advanced investigational clinical programs include:

•

Etrasimod, which we are evaluating in a Phase 3 program for ulcerative colitis, or UC, a Phase 2b/3 program for Crohn’s disease, or CD, and a Phase 2b program in atopic dermatitis, or AD. We also plan to evaluate etrasimod in a Phase 2b program for eosinophilic esophagitis, or EoE, and a Phase 2 program in alopecia areata, or AA.

•

Olorinab, which we are evaluating for a broad range of visceral pain conditions associated with gastrointestinal diseases and is currently in a Phase 2b trial for treatment of abdominal pain associated with irritable bowel syndrome, or IBS.

•	APD418, which we are evaluating in a Phase 1 trial for acute heart failure, or AHF.

By 2028, we estimate the total annual market opportunity for etrasimod in AD will be approximately $23.9 billion, and that the total annual market opportunity for etrasimod across all indications in our current pipeline will be approximately $48.0 billion.

We continue to leverage our two decades of world-class G protein-coupled receptor, or GPCR, target discovery research to develop breakthrough drugs and ultimately deliver these to patients with large unmet needs. Our long-term pipeline prospects include an enhanced collaboration with Beacon Discovery across a broad range of immune-mediated inflammatory targets and compounds. We are also working on the buildout of our wholly owned subsidiary, Arena Neuroscience, Inc., which is expected to focus on programs and platforms in the area of neuroscience, including identifying and developing potential treatments for neurological conditions with microglial neuroinflammation. Initially, we anticipate that Arena Neuroscience will direct its activities towards the further evaluation and development of AN352, an early clinical stage compound that is expected to be evaluated for the treatment of rare epilepsies, as well as AN143 and AN659, preclinical stage compounds. To support its development activities, we may pursue third party investments in Arena Neuroscience.

We have license agreements or collaborations with various companies, including:

•	United Therapeutics (ralinepag in a Phase 3 program for pulmonary arterial hypertension),
•	Everest Medicines Limited (etrasimod in a Phase 3 program for UC in Greater China and select countries in Asia),
•	Beacon Discovery (early research platform for GPCR targets), and
•	Boehringer Ingelheim International GmbH (undisclosed orphan GPCR program for central nervous system – preclinical).

In April 2020, we announced positive topline data from a Phase 1 clinical study evaluating controlled-release delivery profiles, or CR, for our investigational agent, etrasimod, a highly selective, once-daily, oral sphingosine 1-phosphate (S1P) receptor modulator. We plan to expand our current development program to rapidly develop etrasimod CR and integrate it into multiple, ongoing clinical development programs.

In May 2020, we announced that we completed enrollment of our Phase 2 ADVISE trial evaluating two dose levels etrasimod in development for the treatment of AD. ADVISE is a multicenter, randomized, double-blinded, placebo-controlled 16-week study (with a 52-week open-label extension) to assess the safety and efficacy of once-daily etrasimod in approximately 140 subjects with moderate-to-severe AD. We expect to announce topline data from this trial in the fourth quarter of 2020.

Also in May 2020, we announced the following program updates:

•

our etrasimod ELEVATE UC 52 Phase 3 trial in UC is ongoing and on track; our ELEVATE UC 12 Phase 3 trial (which will be a randomized, double-blind, placebo-controlled, 12-Week study to assess the efficacy and safety of etrasimod in subjects with moderately to severely active UC) is expected to initiate in the second half of 2020; topline data for both trials is expected by the end of 2021;

•

our etrasimod CULTIVATE Phase 2b dose-ranging trial in CD has been initiated and is ongoing; we are considering options to help facilitate availability of topline data in 2021; we are withdrawing previously announced overall program guidance based on expected COVID-19 impact on trial execution, including site activation and enrollment;

•

our planning for a Phase 2b trial to evaluate etrasimod for the treatment of EoE and a Phase 2 trial to evaluate etrasimod for the treatment of AA is ongoing; we plan to initiate these trials in 2020, depending on the impact of COVID-19 in the third and fourth quarters of 2020;

•

our olorinab CAPTIVATE Phase 2b trial in abdominal pain associated with IBS (IBS-C, IBS-D) is ongoing; we are experiencing some COVID-19 related impact on trial enrollment; topline data is expected in the fourth quarter of 2020 or first quarter of 2021; and

•	our Phase 1 trial of APD418 for AHF is experiencing COVID-19 related impact with the trial temporarily paused; topline data is expected in the fourth quarter of 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 27, 2020	Arena Pharmaceuticals, Inc.

	By:	/s/ Amit D. Munshi
Amit D. Munshi
President and Chief Executive Officer